Exhibit 10.7
                                AMERICAN FEDERAL
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 15th day of October, 1999 by and between American Federal Bank, FSB, a federal stock savings bank ("American Federal"), and William L. Abercrombie, Jr. (hereinafter "Executive").

                                   BACKGROUND
                                   ----------

         Executive is the Chief Executive Officer of American Federal, a subsidiary of CCB Financial Corporation, a North Carolina corporation ("CCB"), pursuant to an Employment Agreement, dated July 31, 1997 (the "Prior Agreement"). CCB and Executive have entered into an Amended and Restated Employment Agreement as of October 15, 1999 which governs the terms of Executive's employment with CCB and certain of its affiliates (the "CCB Agreement") and Executive desires to amend and restate the Prior Agreement in the form of this Agreement.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Effective Date. The effective date of this Agreement is October 15, 1999.

         2. Employment. Executive will serve during the term of this Agreement as the President and Chief Executive Officer of American Federal; provided, however, that upon the merger of American Federal into Central Carolina Bank and Trust Company, a CCB subsidiary ("CCB Bank"), Executive become an Executive Vice President of CCB Bank. All references herein to American Federal shall be deemed references to CCB Bank after the effectiveness of such merger. Executive's responsibilities to American Federal under this Agreement shall be in accordance with the policies and objectives established form time to time by the Board of Directors of American Federal or, after the aforesaid merger, the Board of Directors of CCB Bank.

         3. Employment Period. The term of this Agreement will be concurrent with the term of the CCB Agreement (the "Employment Period"), unless earlier terminated in accordance with Section 6 hereof.

         4. Extent of Services. During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitle, Executive agrees to devote his business time, attention, skill and efforts to the faithful performance of his duties hereunder and under the CCB Agreement; provided, however, Executive may engage in such incidental activities as are permitted under the CCB Agreement.

         5. Compensation and Benefits. During the Employment Period, Executive's compensation and benefits for service to American Federal will be provided by CCB in accordance with the terms of Section 5 of the CCB Agreement, which terms are incorporated herein by reference.

         6. Termination of Employment. Executive's employment with American Federal under this Agreement will terminate (i) under the same circumstances as,
(ii) simultaneously with, and (iii) with the same consequences as, the termination of his employment with CCB under the terms of Sections 6, 7, and 8 of the CCB Agreement, which terms are incorporated herein by reference. Any termination benefits shall be payable only once (i.e. not under both Agreements). Notwithstanding the above the Board of Directors of American Federal may terminate Executive's employment hereunder at any time, but any such termination shall not prejudice Executive's right to compensation or other benefits under this Agreement or the CCB Agreement.

         7. Regulatory Intervention . Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to the following terms and conditions:

                  (a) If Executive is suspended and/or temporarily prohibited form participating in the conduct of American Federal's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(3) and (g) (1)), American Federal's obligations hereunder shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, American Federal shall (i) pay Executive all or part of the compensatio withheld while American Federal's contract obligations were suspended, and (ii) reinstate any of American Federal's obligation which were suspended.

                  (b) If Executive is removed and/or permanently prohibited from participating in the conduct of American Federal's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(4) and (g)(1)), all obligations of American Federal under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                  (c) If American Federal is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(4) and (g)
(1)), all obligations under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                  (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of American Federal (i) by the Office of Thrift Supervision ("OTS") at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of American Federal under the authority contained in Section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. 1823 (c)); or )ii) by the OTS at the time the OTS approves a supervisory merger to resolve problems related to the operation of American Federal or when American Federal is determined by the OTS to be in an unsafe or unsound condition. Any rights of Executive that shall have vested under this Agreement shall not be affected by such action.

                  (e) With regard to the provisions of this Section 7(a) through
(d):

                           (i) American Federal agrees to use its best efforts to oppose any such notice of charges as to which there are reasonable defenses;

                           (ii)   In the event the notice of charges is
                                  dismissed or otherwise resolved in a manner that will permit American Federal to resume its obligation to pay compensation hereunder, American Federal will promptly make such payment hereunder; and

                           (iii) During the period of suspension, the vested rights of the contracting parties shall not be affected except to the extent precluded by such notice.

                  (f) American Federal's obligations to provide compensation or other benefits to Executive under this Agreement shall be terminated or limited to the extent required by the provisions of any final regulation or order of the Federal Deposit Insurance Corporation promulgated under Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) limiting or prohibiting any "golden parachute payment" as defined therein, but only to the extent that the compensation or payments to be provided under this Agreement are so prohibited or limited.

         8. Legal Expenses. To the extent not paid by CCB under the CCB Agreement, American Federal agrees to pay as incurred to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (to the extent that Executive is successful, in whole or in part, in such contest) by American Federal, Executive or others of the validity or enforce ability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended.

         9.       Assignment and Successors.

                  (a) Executive. This Agreement is personal to Executive and without the prior written consent of American Federal shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and enforceable by Executive's legal representatives.

                  (b) American Federal. This Agreement shall inure to the benefit of and be binding upon American Federal and its successors and assigns. American Federal will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of American Federal to assume expressly and agree to perform this Agreement in the same manner and to the same extent that American Federal would be required to perform it if no such succession had taken place. As used in this Agreement, "American Federal" shall mean American Federal as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

         10.      Miscellaneous.

                  (a) No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

                  (b) Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

                  (c) Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

                  (d) Other Agents. Nothing in this Agreement is to be interpreted as limiting American Federal from employing other personnel on such terms and conditions as may be satisfactory to it.

                  (e) Entire Agreement. Except as provided herein, this Agreement and the CCB Agreement contain the entire agreement between American Federal and Executive with respect to the subject matter hereof and such Agreements supersede and invalidate any previous agreements or contracts including employment agreements by and between American Federal and Executive. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein or in the CCB Agreement, shall be of any force or effect.

                  (f) Governing Law. Except to the extent preempted by federal law, the laws of the State of North Carolina shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

                  (g) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail, postage prepaid:

   To American Federal: American Federal Bank, FSB
                                 300 East McBee Avenue
                                 Greenville, South Carolina 29601
                                 Facsimile No.:  (864) 255-7504
                                 Attention:  Chairman of the Board of Directors

   To Executive:                 William L. Abercrombie, Jr.
                                 300 East McBee Avenue
                                 Greenville, South Carolina 29601
                                 Facsimile No.:  (864) 255-7504

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

                  (h) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

                            (Signatures on next page)

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amended and Restated Employment Agreement as of the date first above written.

                                       AMERICAN FEDERAL BANK, FSB


                                       By:  /s/ ERNEST C. ROESSLER
                                            ----------------------
                                                Ernest C. Roessler, Director

                                       EXECUTIVE:


                                       /s/ WILLIAM L. ABERCROMBIE, JR.
                                       -------------------------------
                                       William L. Abercrombie, Jr.

Acknowledged and agreed to:

                                       CCB FINANCIAL CORPORATION


                                       By:  /s/ ERNEST C. ROESSLER
                                            ----------------------
                                                 Ernest C. Roessler
                                                 Chairman, President and
                                                 Chief Executive Officer